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                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Loomis Sayles Investment Trust:

     We hereby consent to the following with respect to Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (File No. 811-8282), of Loomis Sayles Investment Trust (consisting of Loomis Sayles Investment Grade Fixed Income Fund, Loomis Sayles Convertible Bond Fund, Loomis Sayles Mortgage Securities Fund, Loomis Sayles Fixed Income Fund, Loomis Sayles California Tax-Free Income Fund, Loomis Sayles Core Growth Fund, Loomis Sayles High Yield Fixed Income Fund, Loomis Sayles Core Fixed Income Fund and Loomis Sayles Intermediate Duration Fixed Income Fund (each a "Fund")):

     1. The incorporation by reference in the Prospectus and Statement of Additional Information of each of the Loomis Sayles California Tax-Free Income Fund, Loomis Sayles Core Growth Fund, Loomis Sayles Fixed Income Fund and Loomis Sayles Investment Grade Fixed Income Fund of our report dated February 12, 1996 accompanying the Annual Report for each such Fund for the year ended December 31, 1995;

     2. The reference to our firm under the heading "Prior Performance" in the Prospectus of each of the Loomis Sayles California Tax-Free Income Fund, Loomis Sayles Core Growth Fund, Loomis Sayles Fixed Income Fund and Loomis Sayles Investment Grade Fixed Income Fund; and

     3. The reference to our firm under the heading "Independent Accountants" in the Prospectus and Statement of Additional Information of each of the Funds.

                                             COOPERS & LYBRAND L.L.P.

                                             Coopers & Lybrand L.L.P.


Boston, Massachusetts
November 8, 1996